UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2008

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California	90404-4082
(Address of principal executive offices)	(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 10, 2008, ARTISTdirect, Inc. (the “Registrant”) entered into a Forbearance and Consent Agreement (the “Agreement”), by and among the Registrant, U.S. Bank National Association, as Collateral Agent, and JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd (collectively, the “Initial Purchasers”). Under the terms of the Agreement, the Initial Purchasers agreed to forbear from exercising any of their rights and remedies under the Senior Financing Documents (as defined in the Agreement) for a period through February 20, 2008 in exchange for the payment by the Registrant of the aggregate amount of $494,446 to the Initial Purchasers.  The amount of such payment will be credited against the registration delay cash penalties and interest on the penalties resulting from the Registrant’s defaults under the various agreements between the Registrant and the Initial Purchasers, as discussed more fully in the Current Report on Form 8-K filed by the Registrant on April 20, 2007 and the Company’s other periodic filings.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Title

4.1

Forbearance and Consent Agreement dated as of January 31, 2008 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date:	February 13, 2008	By:	/s/ NEIL J. MCCARTHY

		Name:	Neil J. McCarthy
		Title:	Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Title

4.1

Forbearance and Consent Agreement dated as of January 31, 2008 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd.